Exhibit 10.6

AMENDMENT No. 2
to

BLONDER TONGUE LABORATORIES, INC.

2016 DIRECTOR EQUITY INCENTIVE PLAN

This Amendment No. 2 (“Amendment”) to Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan (the “Plan”) has been adopted and approved by the Board of Directors on October 12, 2020, and shall be effective as of such date.

By this Amendment, the original text of the defined term “Fair Market Value” as set forth in Section 3.1(f) of the Plan is hereby removed and replaced in its entirety by the following:

(f) “Fair Market Value” means, (A) in connection with any Award with respect to a share of Stock as of any given date prior to October 12, 2020 (other than an Unrestricted Stock Award granted hereunder pursuant to a deferred compensation agreement entered into between a Director and the Company prior to October 12, 2020), (i) if the Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Stock at the close of trading on that date, or if that day is not a trading day (i.e. a weekend, holiday or no trades were made), on the trading day immediately preceding such day; (ii) if the Stock is listed on a national securities exchange, the arithmetic mean of the high and low selling prices of the Stock on the consolidated tape on that date, or if that day in not a trading day, on the trading day immediately preceding such day; and (iii) if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine, and (B) in connection with any Award with respect to a share of Stock as of any given date after October 12, 2020 (including an Unrestricted Stock Award granted hereunder pursuant to a deferred compensation agreement entered into between a Director and the Company prior to or after October 12, 2020), (i) if the Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Stock at the close of trading on that date, or if that day is not a trading day on the trading day immediately preceding such day; (ii) if the Stock is listed on a national securities exchange, the official closing price on the consolidated tape on that date, or if that day is not a trading day, on the trading day immediately preceding such day; and (iii) if the Stock is neither traded on the over-the-counter market, nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

All other provisions of the Plan shall remain unchanged and in full force and effect.

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